United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$500,910
Unrealized Gain (Loss) on Market Value of Futures	(743,990)
Dividend Income	715
Interest Income	453
Total Income (Loss)	$(241,912)

Expenses
General Partner Management Fees	$28,525
Audit Fees	6,960
Legal Fees	4,775
Non-interested Directors' Fees and Expenses	747
NYMEX License Fee	713
Prepaid Insurance Expense	670
SEC & FINRA Fee	500
Brokerage Commissions	333
Other Expenses	850
Total Expenses	$44,073
Net Income (Loss)	$(285,985)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/14	$57,329,191
Net Income (Loss)	(285,985)

Net Asset Value End of Month	$57,043,206
Net Asset Value Per Share (1,300,000 Shares)	$43.88

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612